Exhibit  10.6

2

                                                                    NEWS RELEASE
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FOR  FURTHER  INFORMATION:
Susan  Benson
SpaceDev
(858)  375-2038

susan.benson@spacedev.com

             SPACEDEV CLOSES ON $1 MILLION REVOLVING CREDIT FACILITY

          LAURUS MASTER FUND SUPPORTS SPACEDEV'S WORKING CAPITAL NEEDS

Poway, California (June 18, 2003) - SpaceDev (OTCBB: SPDV), has entered into a $1 million revolving credit facility in the form of a three-year Convertible Note with the Laurus Master Fund, Ltd. ("Laurus"). The net proceeds from the Convertible Note, secured by the assets of SpaceDev, will be used for general working capital purposes. Advances on the Convertible Note may be repaid in cash or through the issuance of the Company's common stock. The Convertible Note also includes a right of conversion in favor of Laurus at a fixed conversion price of $0.55 per share, which will be adjusted if and when the first $1 million is converted. In conjunction with this transaction, Laurus received a five-year warrant to purchase up to 200,000 shares of SpaceDev's common stock. SpaceDev will also issue up to an additional 100,000 shares of SpaceDev's common stock with respect to conversion amounts. The note and the warrant(s) contain anti-dilution provisions. Documents related to the credit facility will be described in and attached to a current report on Form 8-K. "We are very pleased to have formed a financial partnership with Laurus Fund," said James W. Benson, founding chairman and chief executive. "With this financing in place, SpaceDev has achieved another important milestone as it marshals its resources to commercialize micro satellites and hybrid propulsion technology."

David Grin, fund manager of Laurus stated, "We are excited about the future of SpaceDev and are impressed with their management team, vision and business plan. We feel the Company's technology makes this an attractive investment opportunity for us and look forward to a long-term relationship with SpaceDev."

Laurus is a private institutional equity fund, based in New York City, which specializes in providing financing to growing, small and mid-capitalization companies.

ABOUT  SPACEDEV

SpaceDev (OTCBB: SPDV) provides affordable and innovative space products and solutions to government and commercial enterprises. SpaceDev products and solutions include the design, manufacture, marketing and operation of sophisticated micro and nano satellites, hybrid rocket-based orbital maneuvering and orbital transfer vehicles (MTVs) as well as safe sub-orbital and orbital hybrid rocket-based propulsion systems. SpaceDev has been awarded contracts from the Air Force, NASA, National Reconnaissance Office (NRO), Boeing, Jet Propulsion Laboratory (JPL), California Space Authority (CSA), Scaled Composites and other commercial customers. For more information, visit www.spacedev.com.
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This  news  release  may  contain  forward-looking  statements  concerning  the company's business and future prospects and other similar statements that do not concern matters of historical fact. Forward-looking statements relating to product development, business prospects and development of a commercial market for technological advances are based on the company's current expectations. The company's current expectations are subject to all of the uncertainties and risks customarily associated with new business ventures including, but not limited to, risks associated with new product development and availability of raw resources and suppliers, risks to marketed products and availability of financing and other sources of income, as well as risks discussed in the company's periodic reports filed with the U.S. Securities & Exchange Commission. The company's actual results may differ materially from current expectations. Readers are cautioned not to put undue reliance on forward-looking statements contained in this release and to read it in conjunction with the Company's annual report on Form 10-KSB, including the consolidated financial statements filed therewith. The company disclaims any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or for any other reason.


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